 Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact: Wayne McDougall, CFO Angela Girard MapInfo Corporation 518-285-6000 investor@mapinfo.com	Investor Contact: John Heilshorn/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 jody@lhai.com	Media Contact: Carol McGarry/Lauren Arnold Schwartz Communications 781-684-0770 mapinfo@schwartz-pr.com

MapInfo Reports First Quarter Non-GAAP EPS of $0.11, GAAP EPS of $0.08

TROY, NY-February 2, 2006-MapInfo Corporation (Nasdaq: MAPS) today reported net income for the first quarter of fiscal 2006 calculated on a non-GAAP basis (excluding the impact of stock-based compensation expense) of $2.3 million, or $0.11 per share. On a GAAP basis, net income for the first fiscal quarter of 2006 was $1.6 million, or $0.08 per share, on revenue of $38.9 million. The net impact of the stock-based compensation expense for the quarter was approximately $0.7 million, or $0.03 per share. Both the first quarter revenue and earnings per share are in line with management's previous guidance.

Supplemental schedules, including a reconciliation of GAAP to non-GAAP measures and the allocation of stock-based compensation expense included in net income are provided at the end of this release.

For the first quarter of fiscal 2005, the company reported net income of $1.2 million, or $0.06 per share, on revenue of $34.7 million. Included in first quarter fiscal year 2005 earnings per share was $0.05 in net charges primarily related to the write-off of the remaining value of the company's equity investment in Alps Mapping, Co.

As of December 31, 2005, cash and investments stood at $75.6 million and deferred revenue was $19.4 million. The company generated $2.6 million in cash from operations during the quarter.

"MapInfo's vertical market strategy continues to solidify as evidenced by our first quarter accomplishments in core geographies - the Americas, the UK and Australia - particularly in the insurance and financial services verticals, which doubled to 10 percent of total revenue from 5 percent of total revenue in last year's first quarter," said Mark Cattini, president and chief executive officer. "Financially and operationally, we executed to plan: we generated 12 percent revenue growth; invested in high-impact marketing programs designed to broaden awareness of MapInfo's location intelligence solutions among prospective customers; and further penetrated target vertical markets by advancing all facets of our organic growth strategy. In addition, our Envinsa™ enterprise platform continues to gain broad market acceptance across all target vertical markets for a variety of initial and expanded deployments."

Cattini concluded, "Having posted a solid start to fiscal 2006, we are on track to achieve our financial objectives for the year. Bolstered by the growing awareness of the benefits of location, we are capitalizing on the opportunity to deliver compelling value by enabling customers to make more informed business decisions; our strategy is working well for us. We continue to evolve the location intelligence space, extending our presence in target vertical markets, broadening investment in our solutions across the enterprise, and strengthening our industry expertise. In summary, MapInfo is well situated to capitalize on an increasing set of opportunities while continuing to establish a leadership position in the market for mission-critical location intelligence solutions."

Guidance

For the second quarter, the company anticipates revenue in the range of $40.0 million to $42.0 million and GAAP earnings per share of $0.09 to $0.12. The company reaffirms its previous full year guidance of revenue between $166 million and $172 million and earnings per share in the range of $0.44 to $0.51. Included in the company's earnings guidance is an estimate for options based compensation expense of approximately $0.03 and $0.12 per share for the second quarter and fiscal 2006, respectively.

Non-GAAP Information

The company is presenting non-GAAP net income and earnings per share. These measures are determined by excluding stock-based compensation expense associated with the adoption of SFAS 123(R), in addition to the results presented in accordance with generally accepted accounting principles (GAAP) in this press release. Management believes that these non-GAAP measures viewed in addition to and not in lieu of the company's reported GAAP results, will assist investors in understanding MapInfo's results of operations on a comparative basis.

Conference Call

The MapInfo First Fiscal Quarter Earnings Conference Call will be held at 10:00AM (EST) on Thursday, February 2, 2006. The conference call will be Webcast live at www.vcall.com. An audio replay of the call will be available starting at 12:00N (EST) on February 2, 2006 through February 9, 2006. To access the recording, domestic callers may dial into 877-519-4471 and international callers into 973-341-3080 (passcode: 6909881). Replays of the Webcast are also available at www.vcall.com for 90 days following the call and at www.mapinfo.com/investors.

About MapInfo

MapInfo is a global company and the leading provider of location intelligence solutions, integrating software, data and services to provide greater value from location-based information and drive more insightful decisions for businesses and government organizations around the world. MapInfo solutions are available in 20 languages through a network of strategic partners and distribution channels in 60 countries. Headquartered in Troy, N.Y., MapInfo is on the World Wide Web at www.mapinfo.com.

Of Note

Statements in this press release regarding MapInfo's future financial performance, including statements regarding future revenue and earnings per share, statements regarding the broadening of usage of MapInfo's products in targeted vertical markets, statements regarding the prospects of favorable business conditions, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. MapInfo's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent annual report on Form 10-K under the section "Factors Affecting Future Performance" as well as other documents that may be filed by MapInfo from time to time with the Securities and Exchange Commission. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. MapInfo assumes no obligations to update the information included in this press release.

- tables to follow -

MapInfo Corporation and Subsidiaries
Income Statements
(in thousands, except per share data)
(unaudited)

	Three Months
	Ended December 31,

	2005	2004

Net revenues:
Products	$ 28,638	$ 27,276
Services	10,296	7,423

Total net revenues	38,934	34,699

Cost of revenues:
Products	5,058	5,740
Services	7,053	4,643

Total cost of revenues	12,111	10,383

Gross profit	26,823	24,316

Operating expenses:
Research and development	6,275	5,730
Selling and marketing	12,766	11,547
General and administrative	5,401	3,906

Total operating expenses	24,442	21,183

Operating income	2,381	3,133

Interest income	657	338
Interest expense	(278)	(305)
Other income (expense), net	(148)	(1,247)

Interest and other income (expense), net	231	(1,214)

Income before income taxes	2,612	1,919
Provisions for income taxes	986	760

Net income	$ 1,626	$ 1,159

Earnings per share	$ 0.08	$ 0.06

Average shares outstanding	21,558	20,931

MapInfo Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
(in thousands)

	Three Months
	Ended December 31,

	2005	2004

GAAP Net income	$ 1,626	$ 1,159

Stock-based compensation expense under SFAS 123(R)	863	-

Income tax effect	(196)	-

Non-GAAP net income	$ 2,293	$ 1,159

MapInfo Corporation and Subsidiaries
Stock-Based Compensation Expense Included in Net Income
(in thousands)

	Three months ended

	2005	2004

Cost of revenues - Products	$ 12	$ -
Cost of revenues - Services	82	-

Stock-based compensation expense included in cost of revenues	94	-

Research and development	138	-
Selling and marketing	192	-
General and administrative	439	-

Stock based compensation expense included in operating expenses	769	-

Total stock-based compensation expense	863	-
Tax benefit	(196)	-

Stock-based compensation expense, net of tax	$ 667	$ -

MapInfo Corporation and Subsidiaries
Balance Sheets
(in thousands)

	December 31,	September 30,
	2005	2005

ASSETS	(unaudited)
Current Assets:
Cash and investments	$ 75,567	$ 73,816
Receivables	29,514	31,831
Inventories	499	548
Other current assets	5,503	5,290

Total current assets	111,083	111,485
Property and equipment - net	24,770	24,850
Product development costs - net	349	454
Deferred income taxes	13,914	14,140
Goodwill - net	49,357	49,661
Other intangible assets - net	10,813	11,633
Investments and other assets	969	919

Total assets	$ 211,255	$ 213,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$ 1,224	$ 1,367
Accounts payable and accrued expenses	24,383	26,547
Deferred revenue	19,057	20,543

Total current liabilities	44,664	48,457
Long-term debt	14,021	14,277
Deferred revenue, long-term	294	360
Deferred income taxes, long-term	2,150	2,027
Other long-term liabilities	344	357

Total liabilities	61,473	65,478

Stockholders' Equity:
Common stock	42	41
Paid-in capital	106,018	104,869
Retained earnings	43,722	42,754

Total stockholders' equity	149,782	147,664

Total liabilities and stockholders' equity	$ 211,255	$ 213,142